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                                                      Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mighty Mail Networks, Inc. 1999 Stock Option Plan, of our report dated January 25, 1999, with respect to the consolidated financial statements of XOOM.com, Inc., included in the Registration Statement (Form S-1 No. 333-74441) and related prospectus of XOOM.com, Inc. for the registration of 4,600,000 shares of its common stock, filed with the Securities and Exchange Commission.

Palo Alto, California
May 18, 1999